Exhibit 99.1

Evergreen Corporation and Forekast Limited Announce Definitive Business Combination Agreement

Forekast connects today’s business needs to tomorrow’s technology.

Forekast continues to innovate, offering flexible and scalable solutions tailored to meet the evolving needs of clients across multiple industries.

NEW YORK, Sep. 05, 2024 -- Evergreen Corporation (NASDAQ: EVGR), a special purpose acquisition company (“EVGR”), today announced that they have entered into a definitive agreement and plan of merger (the “Business Combination Agreement”) under which EVGR will merge with Forekast Limited (“Forekast”). Following the closing, the combined company will operate as Forekast Group (“PubCo”).

Forekast is a technology managed services provider specializing in augmented intelligence, integrating AI-driven insights to enhance business operations, customer experiences, and workforce capabilities. Forekast has a proven consistent track record with strong double digit growth in revenue and profits, with a CAGR of more than 20% over the last 5 years.

This strategic merger aims to accelerate Forekast’s growth, expand its reach into new markets, and enhance its technology managed services offerings, positioning the company to meet the increasing demand for technology managed services and AI-powered solutions across industries.

Abdul Rahman, CEO of Forekast, said, “We are excited to announce this combination with EVGR. This merger will see both parties bringing our combined strengths together, building on our solid foundation, while leveraging this powerful platform to drive growth as we propel the group to greater heights.”

Forekast has the experience to serve midsize and large enterprises, and Forekast’s approach to technology managed services and augmented intelligence empower organizations with insights that improve decision-making, enhance operational efficiency and workforce capabilities, and deliver meaningful customer experiences. With this business combination and associated capital raised, Forekast will continue to grow its client base and improve solutions that help businesses thrive in an increasingly complex and digital landscape.

Izmet Iskandar, CFO of EVGR, said, “We are delighted to announce this business combination agreement at a time when AI is reshaping industries across the globe. AI offers enormous growth potential that could contribute over $15 trillion to the global economy by 2030.”

Forekast is also poised to extend its reach through untapped channels and market penetration strategies. By entering new geographical markets, the Group can tap into a broader customer base and uncover new growth opportunities, tailoring offerings to meet the unique needs of diverse markets, and driving global expansion and brand recognition.

Transaction Overview:

Under the terms of the Business Combination Agreement, the transaction values Forekast at an enterprise value of $105 million. Upon completion of the transactions outlined in the Business Combination Agreement, any funds left in EVGR’s trust account following redemptions will be directed towards enhancing research and development, expanding marketing efforts, entering new markets, acquiring top talent, and exploring potential strategic acquisitions. These initiatives aim to drive Forekast’s continued growth.

The boards of directors of Forekast and EVGR have each approved the proposed Business Combination, the consummation of which is subject to various customary closing conditions, including the filing and effectiveness of a Registration Statement on Form F-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), and the approval of the shareholders of Forekast and EVGR. Completion of the proposed Business Combination is expected to be in the year end of 2024.

Additional information about the proposed Business Combination, including a copy of the Business Combination Agreement, will be provided in a Current Report on Form 8-K to be filed by EVGR with the SEC (the “Current Report”). Additional information about the proposed Business Combination will be described in the Registration Statement relating to the proposed Business Combination, which EVGR and Forekast will prepare and file with the SEC.

Advisors

EF Hutton LLC is serving as capital markets advisor and Loeb & Loeb LLP is serving as legal counsel to EVGR.

About Forekast

Forekast specializes in augmented intelligence, offering AI-driven insights that enhance business operations, customer experiences, and workforce capabilities. With a focus on technology managed services, Forekast helps businesses navigate the complexities of modern markets while maintaining flexibility and operational efficiency. For more information, visit www.forekastgroup.com.

About Evergreen Corporation

The focus of Evergreen Corporation (Nasdaq: EVGR), a special purpose acquisition company is on technology that will help the industry. In line with this, EVGR intends to pursue investment opportunities with technology companies that have large and growing addressable markets, significant revenue growth, defensible business models and technological research capabilities in a leading position in the industry.

Important Information About the Proposed Business Combination and Where to Find It

For additional information on the proposed transaction, see EVGR’s Current Report on Form 8-K, which will be filed concurrently with this press release. In connection with the proposed transaction, EVGR intends to file relevant materials with the SEC, including a Registration Statement with the SEC, and will file other documents regarding the proposed transaction with the SEC. EVGR’s shareholders and other interested persons are advised to read, when available, the Registration Statement and preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about Forekast and EVGR and the Business Combination. Promptly after the Registration Statement is declared effective by the SEC, EVGR will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the meeting relating to the approval of the Business Combination and other proposals set forth in the proxy statement. Before making any voting or investment decision, investors and shareholders of EVGR are urged to carefully read the entire proxy statement, when available, and any other relevant documents filed with the SEC, as well as any amendments or supplements thereto, because they will contain important information about the proposed transaction. The documents filed by EVGR with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov, or by directing a request to EVGR at address Lot 1.02, Level 1, Glo Damansara, 699, Jalan Damansara, Taman Tun Dr Ismail, 60000 Kuala Lumpur, Malaysia.

Participants in the Solicitation

EVGR and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from EVGR’s shareholders in connection with the proposed transaction. A list of the names of those directors and executive officers and a description of their interests in EVGR will be included in the proxy statement for the proposed Business Combination when available at www.sec.gov. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed Business Combination when it becomes available. These documents can be obtained free of charge from the source indicated above.

Forekast and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of EVGR in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement for the proposed Business Combination.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests is included in the proxy statement filed with the SEC. Shareholders, potential investors and other interested persons should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to (i) trends in the AI market; (ii) Forekast’s growth prospects and market size; (iii) Forekast’s projected financial and operational performance; (iv) new product and service offerings by Forekast may introduce in the future; (v) the potential transaction, including the implied enterprise value and the likelihood and ability of the parties to consummate the potential transaction successfully; (vi) the risk the proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of EVGR’s securities; (vii) the failure to satisfy the conditions to the consummation of the proposed Business Combination, including the approval of the proposed Business Combination by the shareholders of EVGR (viii) the effect of the announcement or pendency of the proposed Business Combination on EVGR’s or Forekast’s business relationships, performance and business generally; (ix) the outcome of any legal proceedings that may be instituted against EVGR or Forekast related to the proposed Business Combination or any agreement related thereto; (x) the ability to maintain the listing of EVGR on Nasdaq; (xi) the price of EVGR’s securities, including volatility resulting from changes in the competitive and regulated industry in which Forekast operates, variations in performance across competitors, changes in laws and regulations affecting Forekast’s business and changes in the combined capital structure; (xii) the ability to implement business pans, forecasts, and other expectations after the completion of the proposed Business Combination and identify and realize additional opportunities; and (xiii) other statements regarding EVGR’s or Forekast’s expectations, hopes, beliefs, intentions and strategies regarding the future.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties.

You should carefully consider the risks and uncertainties described in the “Risk Factors” section of EVGR’s final prospectus, dated February 8, 2022, for its initial public offering and, the Registration Statement and proxy statement relating to the transaction, which is expected to be filed by EVGR with the SEC, other documents filed by EVGR from time to time with SEC, and any risk factors made available to you in connection with EVGR, Forekast, and the transaction. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Forekast and EVGR) and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. EVGR and Forekast caution that the foregoing list of factors is not exclusive.

No Offer or Solicitation

This press release relates to a proposed Business Combination between EVGR and Forekast, and does not constitute a proxy statement or solicitation of a proxy and does not constitute an offer to sell or a solicitation of an offer to buy the securities of EVGR or Forekast, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Company Contact:

Izmet Iskandar Ramli

Chief Financial Officer

izmet@evg-corp.com

+6 012 390 9240